Exhibit 23.02

             Consent of Independent Certified Public Accountants


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Seacoast Banking Corporation of Florida 1991 Stock Option and Stock Appreciation Rights Plan of our report dated January 17, 1995 with respect to the consolidated financial statements of Seacoast Banking Corporation of Florida and its subsidiaries incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31 1994, filed with the Securities and Exchange Commission.


                                                            Arthur Andersen LLP



Miami, Florida,
  August 15, 1995.